Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, David D. Clark, the Chief Financial Officer of Nutrisystem, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1)	The Company’s Form 10-K Annual Report for the period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2012	/S/ DAVID D. CLARK
Executive Vice President and Chief Financial Officer